UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2012

Intermec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6001 36th Avenue West Everett, Washington www.intermec.com		98203-1264
(Address of principal executive offices and internet site)		(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 16, 2012 following the filing of our Report on Form 10-Q for the quarter ended April 1, 2012 (the “Form 10-Q”), Intermec, Inc. (“we,” “our” or “the Company”) issued a press release announcing our final financial results for the first fiscal quarter ended April 1, 2012. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference (the “Press Release”).

The Press Release includes the following Non-GAAP financial measures for the three months ended April 1, 2012:

•	operating income;

•	net earnings;

•	earnings per diluted share;

•	earnings before interest, taxes, depreciation and amortization (EBITDA); and

•	gross margins.

The Press Release describes two significant non-cash expenses recorded by the Company pursuant to generally accepted accounting principles (“GAAP”). They are the recording of valuation allowances of $206.9 million against the Company’s U.S. net deferred tax assets, and an expense of $14.9 million for impairment of goodwill. Both are discussed in more detail in Item 2.06 below.

Our Non-GAAP measures should be read in conjunction with the corresponding GAAP measures. The Non-GAAP measures should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with GAAP.

We believe that excluding items such as, but not limited to, allowances for deferred tax assets, impairment charges, restructuring charges (principally related to severance costs in connection with distinct organizational initiatives to reduce costs and improve operational efficiency), costs related to completion of acquisitions and certain opening balance sheet accounting adjustments, goodwill impairments, amortization of intangibles and non-cash stock based compensation expenses provides supplemental information useful to investors’ and management’s understanding of Intermec’s core operating results, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

The foregoing information in this Item 2.02 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 2.06	Material Impairments.

Deferred Tax Asset Valuation Allowance

In the process of completing the Company’s procedures for closing its financial records for the quarter ended April 1, 2012, the Company determined that pursuant to GAAP it would record valuation allowance of $206.9 million against the Company’s U.S. net deferred tax assets. The action resulted in a non-cash expense in the first fiscal quarter of 2012 in the amount of the additional valuation allowance. The Company’s U.S. net deferred tax assets totaled approximately $14.0 million as of April 1, 2012 after recording the additional valuation allowance.

A valuation allowance is required by U.S. GAAP if it is more likely than not that all or a part of a deferred tax asset cannot be realized in the future. After considering a number of factors, most significantly the Company’s historical cumulative GAAP losses for the three-year period preceding the quarter and its forecast for U.S. profitability for the remainder of the year, the Company recorded a non-cash charge for the balance of the U.S. net deferred tax asset.

More information regarding the valuation allowance for deferred tax assets, including a description of the GAAP standard for recording the allowance and the evidence evaluated by the Company in performing its assessment, can be found in Note 8 to the Condensed Consolidated Financial Statements included in the Company’s Form 10-Q filed today.

Impairment of Goodwill

The Company also concluded while closing its quarterly financial records that, as prescribed by GAAP, it would record a charge of approximately $14.9 million for impairment of goodwill related to its Voice Solutions business segment subsidiary in the Company’s results for the quarter ended April 1, 2012. The impairment was based on an analysis of a number of factors after a decline in the Company’s market capitalization following the Company’s first quarter 2012 earnings announcements.

The impairment recorded in first quarter 2012 is an estimate based on the Company’s completion of step one of the goodwill impairment analysis under GAAP. The Company expects to complete the second step of the analysis when it prepares its financial results for the second quarter of 2012. Any additional adjustment to the impairment amount will be recorded at that time as necessary.

More information regarding the Company’s goodwill impairment, including a description of steps one and two of the analysis, and the approaches taken in the analysis of goodwill, can be found in Note 16 to the Condensed Consolidated Financial Statements included in the Company’s Form 10-Q filed today.

General

The non-cash charges for the U.S. net deferred tax assets valuation allowance and for the goodwill impairment are not expected to impact the Company’s future cash flow, liquidity, or compliance with its debt covenants with third parties, specifically Wells Fargo Bank, National Association.

The description of the non-cash charges for the deferred tax assets valuation allowance and for the goodwill impairment contained in this Item 2.06 does not purport to be complete and is qualified in its entirety by reference to the full text of our Form 10-Q filed today, including Notes 8 and 16 to the Condensed Consolidated Financial Statements included therein, and such descriptions are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Press Release

The Press Release relating to our final financial results for the quarter ended April 1, 2012, and including information regarding, among other things, non-cash charges for an allowance against U.S. net deferred tax assets and for impairment of goodwill, and the completion of our goodwill impairment analysis in the second fiscal quarter of 2012, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Forward-Looking Statements

Statements made in this release and related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. The forward-looking statements contained herein include, without limitation, statements regarding: our view of general economic and market conditions, our revenue, expenses, earnings or financial outlook for the first two quarters of 2012, the full-year of 2012, the current period or any other period, our impairment analysis for goodwill and long-lived assets, our deferred tax valuation allowances, the applicability and results of accounting policies and analyses used in our financial reporting, the necessity to update information in our periodic or other required reports, our cost reduction plans, and our ability to develop, produce, market or sell our products, either directly or through third parties, to reduce or control expenses, to improve efficiency, to realign resources, or to continue operational improvement and year-over-year or sequential growth. They also include, without limitation, statements about future financial and operating results of our Company after the acquisition of other businesses and the benefits of such acquisitions. When used in this document and in documents it refers to, the words “anticipate,” “believe,” “will,” “intend,” “project” and “expect” and similar expressions as they relate to us or our management are intended to identify such forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change.

Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. Such risk factors also include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which are available, among other places, on our website at www.intermec.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by Intermec, Inc. on May 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intermec, Inc.
(Registrant)

Date: May 16, 2012	By:	/s/ Robert J. Driessnack
Robert J. Driessnack
Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release issued by Intermec, Inc. on May 16, 2012.